SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

                         Date of Report: October 2, 1998

                         COMMISSION FILE NUMBER 0-17939

                         CAROLINA FIRST BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

NORTH CAROLINA                                                  56-165582
(State or other jurisdiction of                              (I.R.S. Employer
  incorporation or organization)                             Identification No.)

402 East Main Street
Lincolnton, North Carolina                                           28092
(Address of principal executive office)                            (Zip Code)

                                  704-732-2222
              (Registrant's telephone number, including area code)




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Item 5.  Other Events

         See the following press release, dated October 2, 1998, announcing the certain changes in the directors and officers of the Company. These changes will be effective immediately.

PRESS RELEASE



FOR RELEASE:  October 2, 1998

CONTACT:  James E. Burt, III
                  Carolina First BancShares, Inc.
                  (704) 732-2222
------------------------------------------------------------------------

         At a special board of directors meeting today, Chairman and Director D. Mark Boyd, III voluntarily suspended his service as a director and officer of Carolina First BancShares, Inc. and Lincoln Bank of North Carolina effective immediately. This separation will allow Mr. Boyd time to answer allegations recently brought against him with respect to alleged violations of the North Carolina securities laws in connection with purchases of Community Bank & Trust Stock.

         "We regret recent events have made it necessary for Mr. Boyd to request this leave of absence from the company," said James E. Burt, III, President of Carolina First, "however, we have every confidence that once all the facts have been ascertained, Mr. Boyd will be returned to his position at the bank."

     Mr. Burt was named Acting Chairman of Carolina First until this matter is resolved and Mr. Boyd can resume his leadership role in the Company. Mr. Burt, currently President and Chief Operating Officer of Carolina First BancShares, Inc. and President and Chief Executive Officer of Lincoln Bank will continue these duties as before.

         Carolina First is the parent company of Lincoln Bank of North Carolina and Cabarrus Bank of North Carolina with 23 offices serving the heart of Carolina. Its stock is listed in The Charlotte Observer under the Interdealer stock section and carries the symbol CAFP in the over-the-counter market (pink sheets).



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                                 CAROLINA FIRST BANCSHARES, INC.
                                                           (Registrant)



Date:  October 2, 1998                             By:      /s/ Jan H. Hollar
                                                   --------------------------
                                                   Jan H. Hollar
                                                   Principal Accounting Officer